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Exhibit 10.3

                                                               February 14, 2000



By EMAIL
--------

Edward C. Callahan, Jr.
515 Day Spring Lane
West Chester, PA 19382-8554

         Re: Separation Agreement
             --------------------

Dear Ed:

         This letter is to confirm your voluntary resignation from your position as President and Chief Executive Officer and as a director of Neoware Systems, Inc. (the "Company") effective as of the date hereof, your agreement to remain as a non-officer employee of the Company for the period from February 14, 2000 until April 30, 2000, and your termination of employment with the Company effective on April 30, 2000 (the "Termination Date").

         In an effort to provide you with certain benefits relating to your voluntary resignation from your position as President and Chief Executive Officer, the Company proposes the following agreement ("Agreement"), which includes a general release:

         1. In consideration for your general release and your fulfillment of the various undertakings set forth in this Agreement, the Company agrees as follows:

                  (a) During the period from February 14, 2000 until April 30, 2000, the Company will employ you as a non-officer employee of the Company and will pay you your current base salary and benefits, at regular pay intervals and less taxes and other deductions required by law to be withheld. In addition, as previously agreed, the Company will pay you a total of $10,500, for the reduction in your 1999 wages, payable in two equal payments of $5,250 on March 31, 2000 and June 30, 2000.

                  (b) During the period from May 1, 2000 until the earlier of
(i) April 30, 2001 and (ii) the date you first become eligible for group health plan coverage not maintained by the Company, the Company will pay you $518.90 per month toward your payment for personal health care insurance.


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Edward C. Callahan, Jr.
February 14, 2000
Page 2


                  (c) The Company has previously granted to you options to acquire a total of 385,000 shares of the Company's common stock. Notwithstanding the release set forth in paragraph 2(a), and subject to your agreement in paragraph 2(d), the Company acknowledges that the provisions of the Company's 1995 Stock Option Plan and your option agreement (including the vesting schedule) will continue to apply to your options in accordance with the terms of the Plan and your option agreement.

                  (d) The Company agrees that you may keep the following property that was provided to you for use: pager, Toshiba Portege laptop computer and its ethernet adaptor, and the two refurbished NeoStations that you keep at home.

                  (e) The Company, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby releases and forever discharges you from any and all claims or causes of action of any type or nature whatsoever, known or unknown, the Company now has or hereafter can or shall have against you or may have arising out of or relating to your employment relationship and position as a director of the Company and the termination thereof.

         2. In consideration for the Company's promises in paragraph 1, and intending to be legally bound, you represent, warrant and agree as follows:

                  (a) You agree that you hereby voluntarily resign as President and Chief Executive Officer and as a director of the Company effective as of the date hereof.

                  (b) Subject to paragraph 3, you agree that from and after February 14, 2000 until April 30, 2000 you will serve as an employee of the Company, and will provide such services as may be reasonably requested by the Company. You agree that in such position, you will no longer be an officer of the Company.

                  (c) By your signature on this Agreement, you release and forever discharge the Company and its affiliates, and the past, present and future officers, directors, attorneys, employees, shareholders and agents of each of the foregoing, as well as their respective heirs, legal representatives, successors and assigns (collectively "Released Parties"), jointly and severally, from any and all actions, charges, causes of action or claims of any kind (collectively "claims"), know or unknown, which you, your heirs, legal representatives, agents, or anyone claiming by or through you, ever had, now have or hereafter may have against any of the Released Parties arising out of any matter, occurrence or event existing or occurring prior to the date you execute this Agreement; whether known or unknown, asserted or not, regarding any alleged violation of any statute or common law, now existing or hereafter recognized and including but not limited to any claims for attorneys' fees. The general release provided for in this paragraph 2(a) does not apply to (i) any claims to enforce this Agreement; any rights to indemnification by the Company for acts or matters occurring prior to the Termination Date to the extent required pursuant to the Company's Bylaws or the Delaware General Corporation Law, in each case as in effect on the Termination Date; or your rights, if any, under any directors and officers insurance policy purchased by the Company and in effect in respect of periods on or prior to February 14, 2000.

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Edward C. Callahan, Jr.
February 14, 2000
Page 3

                  (d) You agree that your options to purchase 192,500 shares of the Company's common stock are hereby canceled and that you will have no further rights to such options.

                  (e) You shall not at any time after the date of this letter disparage or deprecate the Company or its affiliates or any of their officers, directors, employees, stockholders or principals, or any of their operations, assets, services, work product, character, motives or financial standing. Further, you agree to keep the terms and conditions of this Agreement secret and confidential and not to disclose them voluntarily to any third party, except to the extent required by law, to enforce the Agreement or to obtain confidential legal, tax or financial advice. You shall maintain the confidentiality of and not reveal to any third parties any information (including but not limited to financial information, pricing information, customer lists or information), documents, plans, programs, policies or other material of the Company which are confidential or secret to the Company or in which the Company has a proprietary interest. In making this agreement, you acknowledge that any violation or breach of this commitment by you will cause immediate, irreparable and substantial harm to the Company and that the Company will be entitled to appropriate injunctive and other relief, including monetary damages, against you in a court of competent jurisdiction. This undertaking to preserve confidential information is not intended to serve as a covenant against competition.

                  (f) You agree that you will return to the Company on the Termination Date all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof whether in written form or on computer disk or tape) relating to the business of the Company and/or its affiliates and all property associated therewith, which you possess or have under your control on the Termination Date. Without limiting the generality of the foregoing, you agree to return to the Company all copies of all data bases containing information about the Company and/or its affiliates, regardless of whether such information is in hard copy or stored electronically or on tape. You agree that on and after the Termination Date, you will not seek to access the information systems of the Company or its affiliates for any purpose whatsoever.

                  (g) (i) Until April 30, 2001, you shall not, unless acting with the prior written consent of the board of directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, adviser, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit your name to be used in connection with, any of the Company's Competitors (as hereinafter defined). You recognize that the Company's business is and will continue to be international in scope, and that geographical limitations on this non-competition covenant (and the non-solicitation covenant set forth in paragraph 2(g) hereof) are therefore not appropriate. For purposes of this Agreement, the term "Competitors" shall be defined as WYSE Technology, Inc., Network Computing Devices, Inc., Boundless Technologies and the network computer division of International Business Machines Corporation.

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Edward C. Callahan, Jr.
February 14, 2000
Page 4


                      (ii) The foregoing restriction shall not be construed to prohibit your ownership of not more than 5% of any class of securities of any of the Competitors having a class of securities registered pursuant to the Securities Exchange Act of 1934 as amended (the "Exchange Act"), provided that such ownership represents a passive investment and that neither you nor any group of persons including yourself in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business other than exercising your rights as a shareholder, or seeks to do any of the foregoing.

                  (h) Until April 30, 2001, you shall not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at any time during the period from the date hereof to April 30, 2001 was a customer of the Company or any of its subsidiaries or affiliates with respect to the business conducted by or anticipated to be conducted by the Company on February 14, 2000 or (ii) solicit the employment of any person who was employed by the Company or any of its subsidiaries or affiliates on a full or part-time basis at anytime during the period from the date hereof to April 30, 2001.

                  (i) You agree that the release set forth in paragraph 2(a) above specifically includes a release of any and all claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and any state or local discrimination laws. You acknowledge that you are being given twenty-one (21) days in which to consider whether you wish to sign this Agreement and to decide whether to enter it to it. Once you sign this Agreement, you shall then have seven (7) days in which to change your mind and revoke it. If you choose to revoke this Agreement, you must send your revocation in writing by facsimile or overnight mail to Vincent T. Dolan, Vice President-Finance and Administration, 400 Feheley Drive, King of Prussia, Pennsylvania 19406

                  (j) You and your attorneys, accountants and other advisers have been provided with full and free access and opportunity to inspect, review, examine and inquire about all books, records and information of the Company and your options, and the shares issuable upon exercise of the options, and you and your advisers have made such inspection, review, examination and inquiry as you have deemed appropriate.

                  (k) You and your advisers have been offered the opportunity to ask such questions and obtain additional information concerning the Company, its business and affairs, and the options, and the shares issuable upon exercise of the options, as you have requested so as to understand the consequences of the exercise of the options, and the shares issuable upon exercise of the options, and to verify the accuracy of the information obtained as a result of your investigation.

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Edward C. Callahan, Jr.
February 14, 2000
Page 5


         3. If you terminate your employment with the Company prior to April 30, 2000, your salary and benefits will continue from the date of termination until April 30, 2000 (the "Consulting Term"), provided that during the Consulting Term, you will be available to provide consulting services to the Company, as reasonably requested by the Company. You will have complete discretion to select the specific date and times for performance of such consulting services. During the Consulting Term, the Company will pay you your compensation at such times as the Company pays its executive officers. In addition, you understand that if you terminate your employment on or before March 3, 2000, you will only be entitled to exercise options to acquire 96,250 shares of the Company's common stock.

         4. The Company's obligations under paragraph 1 above will cease if you:
(1) initiate an action against any of the Released Parties with respect to a claim that has been released pursuant to paragraph 2(c) above; or (2) breach any of the representations, warranties or agreements set forth in paragraph 2.

         5. You acknowledge and agree that the benefits you will receive under paragraph 1 above exceed the money and benefits to which you otherwise would be entitled, and that such excess is sufficient consideration to support the grant of the general release in paragraph 2(c) above and to support your other undertakings set forth in paragraph 2 above. More specifically, if you do not execute this Agreement, which includes a general release, or if you revoke your acceptance, your employment will be deemed to be terminated on February 14, 2000 and you will only be entitled to receive your base salary and standard Company benefits for a period of one year.

         6. Consistent with Company policy, and notwithstanding anything to the contrary in this Agreement, you understand that your final regular paycheck will include payment for all accrued and unused vacation.

         7. This Agreement sets forth our complete understanding and agreement and supersedes all prior agreements between us, oral or written, express or implied.

         8. This Agreement is being offered for the purpose of assisting you in your transition. This Agreement should not be construed as an admission or concession of liability or wrongdoing by the Company or by you.

         9. If any provision of this Agreement is deemed unlawful or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

         10. By your execution of this Agreement, your represent, warrant and agree that:
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Edward C. Callahan, Jr.
February 14, 2000
Page 6

                  (a) You have read carefully the terms of this Agreement, including the general release.

                  (b) You have had an opportunity to and have been encouraged to review this Agreement, including the general release, with an attorney.

                  (c) You understand the meaning and effect of the terms of this Agreement, including the general release.

                  (d) You were given sufficient time to determine whether you wished to enter into this Agreement, including the general release.

                  (e) The entry into and execution of this Agreement, including the general release, is your own free and voluntary act without compulsion of any kind.

                  (f) No promise or inducement not expressed herein has been made to you.

         You have from February 14, 2000 through and including March 6, 2000 to consider this offer. You are encouraged to review this Agreement with an attorney. If you agree with the proposed terms as set forth above, please sign this Agreement indicating your understanding and agreement and the attached Acknowledgment of Rights under the Older Workers Benefit Protection Act and return them to me on or before the close of business on March 6, 2000. The additional copies are for your records.

         Please note that if you sign this Agreement, you will retain the right to revoke it for seven (7) days. The Agreement will not be effective until the revocation period has expired. To revoke the Agreement, you must send a certified letter to my attention. This letter must be post-marked within seven
(7) days of you execution of this Agreement.

         If I do not receive a signed copy of this Agreement by the close of business on March 6, 2000, I will assume that you have rejected this offer. If this offer is rejected, your employment shall nevertheless be deemed to have terminated effective February 14, 2000.

         We wish you the best in the future.

                                              Sincerely,


Understood and Agreed,
intending to be legally bound:

Edward C. Callahan, Jr.

_____________________________________

Date:________________________________

Witness:_____________________________

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                         ACKNOWLEDGMENT OF RIGHTS UNDER
                      OLDER WORKERS BENEFIT PROTECTION ACT

         I, ___________________, acknowledge that I have read and understand the attached separation and consulting agreement ("Agreement"). I further understand that this Agreement is revocable by me for a period of seven (7) days following execution thereof, and that this Agreement shall not become effective or enforceable until this seven-day revocation period has ended.

         I understand that if I sign the attached Agreement and accept the agreed-upon payments described herein, I am giving up my right to file or pursue a complaint with the Equal Employment Opportunity Commission, the Department of Labor, state civil rights agencies and federal and state courts with respect to any claims relating to age discrimination arising under the Age Discrimination in Employment Act of 1967, as amended, or under any state or local discrimination laws.

         I acknowledge that I have been encouraged to discuss the release language in the Agreement with an attorney prior to executing the agreement and that I have thoroughly reviewed and understand the effect of the release. I further acknowledge that I have been given twenty-one (21) days in which to consider the Agreement and that, if I sign the Agreement before the end of the twenty-one day period, I am doing so freely, voluntarily and after having had full and fair opportunity to consult with my retained counsel.


__________________________________          Date:  ________________________
Edward C. Callahan, Jr.